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                                                                   Exhibit 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement of the Parkstone Group of Funds on Form N-1A (File No. 33-13283) of our report dated August 25, 1997 on our audits of the financial statements and financial highlights of the Parkstone Group of Funds (comprising, respectively, the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Treasury Fund, Small Capitalization Fund, Mid Capitalization Fund, Large Capitalization Fund, International Discovery Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, U.S. Government Income Fund, Bond Fund, Municipal Bond Fund, Michigan Municipal Bond Fund, Conservative Allocation Fund, Balanced Allocation Fund, Aggressive Allocation Fund, and Equity Income Fund) as of June 30, 1997 and for the periods then ended referred to in our report. We also consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses for Investor A Shares, Investor B Shares and Institutional Shares, and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 38 to the Registration Statement of the Parkstone Group of Funds on Form N-1A
(File No. 33-13283).


                                                  /s/ PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
July 17, 1998